Exhibit 99.3

CONSENT OF OLIVER WYMAN CONSULTING (SHANGHAI) LIMITED

Weidai Ltd.

50/F, West Building, Fortune Finance Center

No. 33 Jiefang East Road

Jianggan District, Hangzhou

Zhejiang Province

The People’s Republic of China

May 25, 2018

Ladies and Gentlemen:

Oliver Wyman Consulting (Shanghai) Limited hereby consents to (i) references to our name, (ii) inclusion of information, data and statements from, and references to our preparation of, the report entitled “CHINA AUTO-BACKED LOAN MARKETPLACE – MARKET OVERVIEW AND PERSPECTIVES” (together with any subsequent amendments made by us thereto, the “Report”) and (iii) citation of the Report, in each case, in this registration statement on Form F-1 (together with any amendments thereto, the “Registration Statement”) in connection with the proposed initial public offering of Weidai Ltd. (the “Company”), to be filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, and in any other future filings or correspondence with the SEC, including filings on Form 20-F or Form 6-K or other SEC filings (collectively, the “SEC Filings”). We further hereby consent to the filing of this letter as an exhibit to the Registration Statement with the SEC.

/s/ Hainuo Sheng
Name: Hainuo Sheng
Title: Head of China Financial Services
Oliver Wyman Consulting (Shanghai) Limited
Room 3708-10
The Center
989 Changle Road
Xuhui District
Shanghai